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                                                                    Exhibit 21.1





SUBSIDIARIES OF REGISTRANT                         JURISDICTION OF INCORPORATION
- --------------------------                         -----------------------------

Nuance Communications International, Inc.          Delaware


Nuance Communications Limited                      United Kingdom


Nuance Communications SARL                         France


Nuance Communications Limited                      Canada


1426225 Ontario Inc.                               Canada


1448451 Ontario Inc.                               Canada